Exhibit 99.4

THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND IS SUBJECT TO CHANGE AND COMPLETION. NEITHER THE U.S. OFFER NOR THE CHILEAN OFFER DESCRIBED HEREIN HAS COMMENCED, AND THIS COMMUNICATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OR RECOMMENDATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OF ENEL GENERACIÓN CHILE S.A. (“ENEL GENERACIÓN”), OR ADSs REPRESENTING THOSE SHARES OF COMMON STOCK (THE “ADSs”). AT THE TIME THE U.S. OFFER IS COMMENCED, ENEL S.P.A. (“ENEL”) AND ENEL CHILE S.A. (“ENEL CHILE”) WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A TENDER OFFER STATEMENT ON SCHEDULE TO, TOGETHER WITH THE RELATED ADS LETTER OF TRANSMITTAL, FORM OF ACCEPTANCE AND RELATED DOCUMENTS, AND OTHERWISE FILE, PUBLISH AND DISTRIBUTE ANY NOTICES AND MATERIALS REQUIRED TO COMMENCE THE OFFERS PURSUANT TO APPLICABLE LAW. HOLDERS OF ENEL GENERACIÓN COMMON STOCK OR ADSs ARE STRONGLY ADVISED TO READ THE SCHEDULE TO AND PROSPECTUS AND THE RELATED TENDER OFFER DOCUMENTS AND ANY AND ALL AMENDMENTS THERETO WHEN THEY ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMMON STOCK AND ADSs SHOULD CONSIDER BEFORE TENDERING THEIR SHARES OF COMMON STOCK OR ADSs INTO THE U.S. OFFER. THE SCHEDULE TO, THE PROSPECTUS AND ANY AND ALL AMENDMENTS THERETO WILL BE AVAILABLE FOR FREE ON THE SEC WEBSITE (WWW.SEC.GOV). COPIES OF ENEL’S, ENEL CHILE’S AND ENEL GENERACIÓN’S FILINGS WITH THE SEC MAY BE OBTAINED AT THE SEC’S WEBSITE (WWW.SEC.GOV).

THIS FORM OF SHARES LETTER TO BROKERS, DEALERS, COMMERCIAL, TRUST COMPANIES AND OTHER NOMINEES MAY NOT BE USED TO TENDER ANY SHARES OF COMMON STOCK OR ADSs IN THE U.S. OFFER. AT THE TIME THE U.S. OFFER IS COMMENCED, HOLDERS OF ENEL GENERACIÓN COMMON STOCK AND ADSs WILL BE SENT THE APPROPRIATE DOCUMENTS TO TENDER THEIR ENEL GENERACIÓN COMMON STOCK OR ADSs IN THE U.S. OFFER.

FORM OF SHARES LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES

U.S. Offer to Purchase for Cash

Any and All of the Outstanding Shares of Common Stock

and

Any and All of the Outstanding American Depositary Shares

(evidenced by American Depositary Receipts)

of

ENEL GENERACIÓN CHILE S.A.

At Purchase Price of

Ch$ 590 Per Share of Common Stock

and

Ch$ 17,700 Per American Depositary Share

(each representing 30 Shares of Common Stock)

by

ENEL CHILE S.A.

THE U.S. OFFER AND TENDER WITHDRAWAL RIGHTS WILL EXPIRE AT 4:30 P.M., NEW YORK CITY TIME, ON MARCH     , 2018, UNLESS THE U.S. OFFER IS EXTENDED.

February     , 2018

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees of Clients for whose accounts you hold Shares (as defined below):

Enclosed for your consideration are the Prospectus, dated February     , 2018 (the “Prospectus”), and the related Form of Acceptance (which together with amendments or supplements thereto constitute the “U.S. Offer”) relating to the offer by Enel Chile S.A., a limited liability stock corporation organized under the laws of the Republic of Chile (“Enel Chile”), to purchase (1) any and all of the outstanding shares of common stock (the “Enel Generación Shares”) of Enel Generación Chile S.A. (the “Company”), a publicly traded limited liability stock corporation organized under the laws of the Republic of Chile, from holders of Enel Generación Shares who are U.S. Persons (as defined in the Prospectus) (the “U.S. Holders”), for Ch$ 590 per share and (2) any and all of the outstanding American Depositary Shares of Enel Generación (“Enel Generación ADSs”) of the Company, each representing 30 Enel Generación Shares, for Ch$ 17,700 per Enel Generación ADS, in each case, in cash, without interest, payable in U.S. dollars, and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms and subject to the conditions of the U.S. Offer. The U.S. Offer is subject to the condition that any properly tendering U.S. Holder of Enel Generación Shares and/or Enel Generación ADSs shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share validly tendered and Ch$ 7,080 of the consideration payable for each Enel Generación ADS validly tendered to subscribe for shares of Enel Chile common stock, no par value (“Enel Chile Shares”), at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS), upon the terms and subject to the conditions set forth in the Prospectus. The remainder of the purchase price for Enel Generación Shares and the remainder of the purchase price for Enel Generación ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in cash, without interest, in United States dollars, net of applicable withholding taxes and any applicable distribution fees.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE DEADLINE FOR VALIDLY TENDERING ENEL GENERACIÓN SHARES IS 4:30 PM, NEW YORK CITY TIME, ON MARCH [•], 2018 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.

Please furnish copies of the enclosed materials to those of your clients for whose account you hold Enel Generación Shares in your name or in the name of your nominee. All terms not otherwise defined herein have the meanings set forth in the Prospectus.

For your information and for forwarding to those of your clients for whom you hold Enel Generación Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Prospectus, dated February , 2018;

2.	A printed form of letter that may be sent to your clients for whose account you hold Enel Generación Shares registered in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the U.S. Offer;

3.	The Form of Acceptance to be used by U.S. Holders of Enel Generación Shares in accepting the U.S. Offer;

4.	The ADS Letter of Transmittal to be used by holders of ADSs in accepting the U.S. Offer (which constitutes part of the U.S. Offer and is provided for informational purposes only).

Enel Generación ADSs cannot be tendered by means of the enclosed Form of Acceptance (which is exclusively for use in respect of Enel Generación Shares). If your client holds Enel Generación ADSs, you should use the enclosed ADS Letter of Transmittal for tendering such Enel Generación ADSs into the U.S. Offer by following the instructions set forth in such form. Additional information and the copies of the ADS Letter of Transmittal can be obtained from the Information Agent, Georgeson LLC, at +1 (866)-216-0459 (U.S. Toll Free) or +1 (781) 575-2137 (International) or e-mail: enelchile@georgeson.com.

Please note the following:

1.	Tender Agent:

Enel Chile has appointed Computershare Trust Company N.A. as Tender Agent for the U.S. Offer.

2.	Information Agent:

Enel Chile has appointed Georgeson LLC as Information Agent.

Any questions you may have with respect to the manner in which Enel Generación Shares may be tendered in the U.S. Offer should be directed to Georgeson LLC, as Information Agent, by telephone at +1 (866) 216-0459 (U.S. Toll Free) or +1 (781) 575-2137 (International) or by E-mail at enelchile@georgeson.com.

3.	Holders of Enel Generación Shares:

The U.S. Offer is being made only to holders of Enel Generación Shares who are U.S. Persons.

The tender price for Enel Generación Shares is the U.S. dollar equivalent of Ch$ 590 per Enel Generación Share in cash, without interest, payable in U.S. dollars, and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms and subject to the conditions of the U.S. Offer. The U.S. Offer is subject to the condition that any properly tendering U.S. Holder of Enel Generación Shares and/or Enel Generación ADSs shall have agreed to apply Ch$236 of the consideration payable for each Enel Generación Share validly tendered and Ch$ 7,080 of the consideration payable for each Enel Generación ADS validly tendered to subscribe Enel Chile Shares, at a subscription price of Ch$82 per Enel Chile Share (or Ch$4,100 per Enel Chile ADS), upon the terms and subject to the conditions set forth in the Prospectus. The reminder of the purchase price for Enel

Generación Shares and the remainder of the purchase price for ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in cash, without interest, in United States dollars, net of applicable withholding taxes and any applicable distribution fees.

Tendering holders will receive for each Enel Generación Share validly tendered in the U.S. Offer: (i) Ch$354, in cash, without interest, payable in U.S. dollars, net of applicable withholding taxes and distribution fees (the “Cash Tender Offer Consideration”), (ii) 2.87807 Enel Chile Shares (the “Share Tender Offer Consideration”, and together with the Cash Tender Offer Consideration, the “U.S. Offer Consideration”), and (iii) a cash-in-lieu payment representing the cash value (based on the Ch$82 price) of any fractional entitlement to an Enel Chile Shares which the tendering holder of Enel Generación Share would otherwise be entitled to receive as Share Tender Offer Consideration (the “Cash-in-Lieu Payment”), in each case upon the terms and subject to the conditions set forth in the Prospectus.

4.	Procedure for Tendering:

The U.S. Offer and tender withdrawal rights will expire at 4:30 p.m., New York City time, on March     , 2018, unless the U.S. Offer is extended (the “Expiration Date”).

Notwithstanding any other provision of the U.S. Offer, payment for Enel Generación Shares accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the U.S. Share Tender Agent of the completed Form of Acceptance, together with the following documents:

(a) original título(s) de acciones (certificates of title) evidencing ownership of Enel Generación Shares, if the títulos de acciones of the Enel Generación Shares are held by you, or a certificate from the share department of Enel Generación which is administered by DCV Registros S.A. (“DCV Registros”), evidencing that the título(s) de acciones are held at the share department of Enel Generación;

(b) a certificate from the share department of Enel Generación which is administered by DCV Registros, issued no later than 10 days prior to the date of delivery to the U.S. Share Tender Agent evidencing that the share department of Enel Generación is not aware of any liens, pledges or encumbrances that affect the Enel Generación Shares;

(c) duly signed traspaso(s) (deed of transfer) indicating the number of Enel Generación Shares to be tendered, with the date of such traspaso(s) in blank;

(d) in the case the U.S. Holder is an individual, a copy of the U.S. Person’s passport or other government-issued photo identification card;

(e) in the case the U.S. Holder is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and

(f) any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. Holder to tender and sell its Enel Generación Shares.

References to a holder of Enel Generación Shares shall include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this section shall apply to them jointly and severally.

BTG Pactual Chile S.A. Corredores de Bolsa (the “Chilean Tender Agent”) has established the Account number DCV                  (the “DCV Custodial Account”) on behalf of the U.S. Share Tender Agent with respect to

Enel Generación Shares at Depósito Central de Valores S.A. (“DCV”) for purposes of the U.S. Offer. Enel Generación Shares held in book-entry form may be tendered by sending them to the U.S. Share Tender Agent at its address set forth on the front cover of the Form of Acceptance, a properly completed and duly executed Form of Acceptance, together with the items (b) through (f) above, as applicable, and effecting the book-entry delivery of the Enel Generación Shares to the DCV Custodial Account.

5.	Withdrawal Rights:

Enel Generación Shares tendered on or prior to the Expiration Date may be withdrawn as described in the section entitled “The Offers – Procedures for Participating in the U.S. Offer – Tender Withdrawal Rights” in the Prospectus.

6.	Delivery of Payment:

Delivery of the U.S. Offer Consideration and, if applicable, the Cash-in-Lieu Payment for the Enel Generación Shares tendered in the U.S. Offer will in all cases be made only after timely receipt by the Tender Agent of (i) confirmation from Enel Chile that the U.S. Offer has been declared unconditional and Enel Chile has accepted the Enel Generación Shares validly tendered and not validly withdrawn in the U.S. Offer, (ii) in the case of the portion of the Share Consideration to be paid in cash, an amount equal to the aggregate Cash Tender Offer Consideration in U.S. dollars for the Enel Generación Shares validly tendered and accepted in the amount determined in accordance with the procedures set forth in the section entitled “The Offers – Procedures for Participating in the U.S. Offer – Holders of Enel Generación Shares” in the Prospectus, and (iii) in the case of the portion of the Share Consideration applied to subscribe for Enel Chile Shares, (x) the number of whole Enel Chile Shares subscribed for in satisfaction of the Share Subscription Condition as determined in accordance with the procedures set forth in the section entitled “The Offers – Procedures for Participating in the U.S. Offer – Holders of Enel Generación Shares” in the Prospectus, and (y) any amount of the portion of the Share Consideration applied for such subscription remaining after giving effect to such subscription, in accordance with the procedures set forth in the section entitled “The Offers – Procedures for Participating in the U.S. Offer – Holders of Enel Generación Shares” in the Prospectus.

Any inquiries you may have with respect to the U.S. Offer should be addressed to the Information Agent, Georgeson LLC at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or call +1 (866) 216-0459 (U.S. Toll Free) or +1 (781) 575-2137 (International) or E-mail enelchile@georgeson.com.

Enel Chile is not aware of any jurisdiction where the making of the U.S. Offer or the acceptance of Enel Generación Shares pursuant to the U.S. Offer is not in compliance with applicable law. If Enel Chile becomes aware of any jurisdiction where the making of the U.S. Offer or the acceptance of the Enel Generación Shares pursuant to the U.S. Offer is not in compliance with any valid applicable law, Enel Chile will make a good faith effort to comply with any valid applicable law. If, after such good faith effort, Enel Chile cannot comply with the applicable law, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of the holders of Enel Generación Shares residing in such jurisdiction.

Requests for copies of the enclosed materials should be directed to the U.S. Share Tender Agent.

Very truly yours,

Enel Chile S.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF ENEL CHILE S.A., THE COMPANY, THE U.S. SHARE TENDER AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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